UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant To Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) —December 15, 2004

ASSURED GUARANTY LTD.

(Exact name of registrant as specified in its charter)

Bermuda	001-32141	98-0429991
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Assured Guaranty Ltd.

30 Woodbourne Avenue

Hamilton HM 08 Bermuda

(Address of principal executive offices)

Registrant’s telephone number, including area code: (441) 296-4004

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

(Former name or former address, if changed since last report)

Item 1.01               Entry into a Material Definitive Agreement

On December 15, 2004, the Company entered into an agreement (the “Agreement”) with Robbin Conner, the Company’s Executive Vice President, providing for Mr. Conner’s resignation upon mutually agreeable terms.  Pursuant to the Agreement, the effective date of Mr. Conner’s resignation is December 31, 2004 and he will remain on the Company’s payroll at his current level of pay through that date.  Mr. Conner is no longer required to report to the Company’s office on a daily basis, although he has agreed to be available to consult with the Company regarding the Company’s business through December 31, 2004.  Thereafter, Mr. Conner has agreed to be available, on reasonable notice, to respond to questions and provide assistance with respect to unfinished business and to provide cooperation for any other matters that needs his assistance.

The Agreement provides for Mr. Conner to receive salary for the months of January and February 2005 to be paid on the Company’s regular payroll schedule and a lump sum separation payment of $525,000 prior to December 31, 2004.  In addition, subject to approval of the Board of Directors and Mr. Conner’s compliance with the terms of the Agreement,  Mr. Conner will receive, on or about October 31, 2005, the 28,230 common shares of the Company, which were awarded to him under the Assured Guaranty Ltd. Replacement Award Plan, provided that he then meets all the conditions of that plan, without regard to the restrictions on rendering services to a competitor.  All stock option and restricted stock grants made to Mr. Conner under the Company’s Long Term Incentive Plan are being forfeited.  Mr. Conner’s employee benefits will terminate on December 31, 2004.  If the Company declares an annual profit sharing contribution for 2004 under the Company’s 401(k) plan, Mr. Conner will be entitled to receive his requisite portion (or equivalent payment pursuant to a non-qualified arrangement), notwithstanding that such contribution is made during 2005.

Pursuant to the agreement, Mr. Conner has released the Company and ACE Limited and their affiliates from claims, including those related to his employment and separation, and has agreed not to make negative or disparaging statements about them.  The Company has agreed to instruct its senior officers not to make any negative or disparaging statements concerning Mr. Conner.

Mr. Conner has agreed to preserve the Company’s confidential information.  Through October 27, 2005, Mr. Conner has agreed not to solicit business from the Company’s customers and not to solicit reinsurance business from specified competitors of the Company.  In addition, through October 27, 2005, Mr. Conner has agreed not to solicit employees of the Company to leave the employ of the Company or an affiliate.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ASSURED GUARANTY LTD.

		By:	/s/ Robert B. Mills
Robert B. Mills
Chief Financial Officer
DATE:	December 17, 2004